Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Simulations Plus, Inc.

Lancaster, CA

We hereby consent to the incorporation by reference in Registration Statement No. 333-219446 on Form S-8 of Simulations Plus, Inc. of our report dated March 6, 2020 with respect to the financial statements as of December 31, 2019 of Lixoft, a French société par actions simplifiée, included in this Current Report on Form 8-K/A.

/s/ RSM Paris SAS

Paris, France

June 15, 2020